UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agrement

Mammoth Settlement Agreement

On October 23, 2015, the Company signed a settlement agreement with Mammoth Corporation to settle an August 28, 2015 complaint against Moon River Studios, Inc., Jake Shapiro and the Company. The complaint claims that Moon River, Jake Shapiro and the Company owes Mammoth $136,953 and seeks additional punitive damages and legal expense recovery from the Company. Under the terms of the agreement, the Company signed a Convertible Promissory Note in the amount of $140,000. The note bears no interest unless it goes into default. The agreement calls for monthly cash payments of the principal as follows:

In full and complete settlement and satisfaction of the Lawsuit and any and all actual and/or potential claims relating thereto, the Company agreed to:

●	Enter into a production agreement which shall be disclosed by it in a Form 8-K filed with the SEC or in a press release, by October 30, 2015;

●	Pay $15,000 to Mammoth within 10 days of FONU2 entering into pre production, but in no event later than December 1, 2015;

●	Pay $25,000 to Mammoth one month after the payment described in (b) above, which shall be in no event later than January 1, 2016. In the event the payment is not made by January 1, 2016, a l0 day grace period shall apply before action is taken to enforce the Agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section 2(c) above, which shall be in no event later than February 1, 2016. In the event the payment is not made by February 1, 2016, a 10 day grace period shall apply before action is taken to enforce the Agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section (d) above, which shall be in no event later than March 1, 2016. In the event the payment is not made by March 1, 2016, a 10 day grace period shall apply before action is taken to enforce the Agreement;

●	Pay $25,000 to Mammoth one month after the payment described in Section (e) above, which shall be in no event later than April 1, 2016. In the event the payment is not made by April 1, 2016, a 10 day grace period shall apply before action is taken to enforce the Agreement; and

2

●	Pay the balance of FONU Mammoth Note Number 001 one month after the payment described in Section (h) of the agreement, which shall be in no event later than May 1, 2016. In the event the payment is not made by May l, 2016, a 10 day grace period shall apply before action is taken to enforce the Agreement.

The parties also agreed to have the Court retain jurisdiction for the sole purpose of enforcing the terms of the Agreement by entering a judgment against Defendants in the amount of $140,000, less any payments received, plus interest and the costs of enforcing the Agreement, including reasonable attorney fees in the event the terms of the Agreement are not followed.

Yellow Distribution Agreements

On October 28, 2015, the Company announced that in association with, and as procured by Magna Entertainment, the Company has signed agreements for the distribution of Yellow by Screen Media Ventures, LLC (“Screen Media”). Under terms of the agreement:

●	The Company issued a Convertible Promissory Note to Magna Entertainment dated September 30, 2015 for $696,128.73, in replacement of a note in the same amount from Medient. The principal accrues interest at a rate of eight percent per annum and is due in full on August 11, 2016. The company can prepay the Note on or before the maturity date. Optionally, the Note may be converted by Magna Entertainment at a rate of 65% of the lowest bid price of the Company’s common stock during the ten (10) consecutive trading days prior to the date of the conversion notice.

●	Gross receipts from the distribution of Yellow will be allocated as follows:

●	30% of all Gross Receipts to Screen Media as a distribution fee.

●	70% will be distributed as follows:

●	Once all domestic and foreign Distributors have recouped their marketing fees, out of pocket expenses, notes, and costs, the balance of the film’s proceeds will be sent to an independent collection agent.

●	The collection agent will determine the waterfall of payments as per the signed agreements.

●	As per the agreements, the Company will receive ten percent of remaining receipts, and the balance will be paid to Moon River Studios (formerly known as Medient Studios) as per the written agreements.

3

Memorandum of Understanding with Effingham County Industrial Development Authority

On October 30, 2015, the Company signed a new Memorandum of Understanding (“MOU”) with the Effingham County Industrial Development Authority. Some of the key terms of the new MOU are as follows:

●	The initial leased area will consist of Phase One on the Master Plan, which allows for the construction of ten stages, four warehouses, support buildings, and offices.

●	The annual lease payments by the Company will be reduced from $555,000 per year to $51,000 per year.

●	The required capital investments by the Company have been reduced from Ninety Million Dollars ($90,000,000) to Ten Million Dollars ($10,000,000) over a five year period.

●	Unless otherwise in use, the Company will have full access to the balance of the property for shooting, construction of back lots, etc.

●	The IDA will be responsible for all of the construction costs of the roads and waterlines on the initial leased area.

●	The IDA has authorized the transfer of the current contract with Preferred Site Construction to be transferred to their name as the client, and upon final review, for construction of the roads and infrastructure to begin as soon as possible.

Penny Marshall Agreement

It has come to the Company’s attention that there may be some confusion regarding the previously signed agreements between Studioplex, a subsidiary of the Company, and an entity owned by Ms. Penny Marshall regarding the production of two movies.  The confusion apparently relates to the start dates of the film Effa, along with the triggering of required payments.  The Company has sent a draft amended contract for review by Ms. Marshall and her counsel.  The Company has further offered to release Ms. Marshall from the current agreement.  Until notified otherwise by Ms. Marshall, the Company believes that the parties intend to continue their business relationship premised on the original signed agreement, and continues to account for Ms. Marshall’s “make good” provision for her director’s fees as a liability on the Company’s balance sheet.  In the event that there is an amendment or cancellation of the current agreement, the Company shall promptly file a Current Report on Form 8-K describing such event and filing any relevant exhibits.

Item 2.04 –	Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

ROCWAL Capital Default

On October 26, 2015, the Company received a Notice from ROCWAL Capital LLC stating that the Company was in default on a Promissory Note dated February 12, 2015, for an original amount of $23,689. The current outstanding balance is $10,516.60. The notice states that the Company is unable to deliver shares of its common stock to ROCWAL in partial conversion of the Note, because it lacks authorized reserved shares. Negotiations to purchase the Note are ongoing.

Mammoth Settlement Agreement

The disclosure set forth in Item 1 with resepct to the Convertible Promissory Note in the amount of $140,000 are hereby incorporated by reference into this Item 2.04.

Yellow Distribution Agreements

This disclosure set forth in Item 1 with resepct to the Convertible Promissory Note to Magna Entertainment dated September 30, 2015 for $696,128.73 are hereby incorporated by reference into this Item 2.04.

4

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1	Mammoth Convertible Promissory Note

10.2	Mammoth Settlement Agreement

10.3	Magna Yellow Distribution Agreement

10.4	Memoruandum of Understanding with Effingham County Industrial Development Authority

5

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	FONU2 INC., a Nevada corporation

	By:	/s/ Roger Miguel
Roger Miguel,
Chief Executive Officer

6